STATEMENT OF ADDITIONAL INFORMATION                         APRIL 30, 2004
AQUINAS FIXED INCOME FUND
AQUINAS VALUE FUND
AQUINAS GROWTH FUND
AQUINAS SMALL-CAP FUND

                             THE AQUINAS FUNDS, INC.
                             5310 Harvest Hill Road
                                    Suite 248
                               Dallas, Texas 75230
                               Call 1-972-233-6655

            This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus of The Aquinas Funds, Inc. dated April 30, 2004. Requests for copies of the Prospectus should be made by writing to The Aquinas Funds, Inc., 5310 Harvest Hill Road, Dallas, Texas 75230,
Attention: Corporate Secretary, or by calling 1-877-AQUINAS.

            The following audited financial statements contained in the Annual Report, dated December 31, 2003, of The Aquinas Funds, Inc. (File No. 811-08122) as filed with the Securities and Exchange Commission on March 5, 2004 are incorporated by reference.

            Schedules of Investments  at December 31, 2003
            Statements of Assets and Liabilities at December 31, 2003 Statements of Operations for the year ended December 31, 2003 Statements of Changes in Net Assets for the years ended December 31,
               2003 and December 31, 2002
            Financial Highlights for the years ended December 31, 2003, December
               31, 2002, December 31, 2001, December 31, 2000 and December 31, 1999
            Notes to Financial Statements
            Report of Independent Auditors

            Shareholders may obtain a copy of the Annual Report, without charge, by calling 1-877-AQUINAS.

                             THE AQUINAS FUNDS, INC.

                                TABLE OF CONTENTS
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FUND HISTORY AND CLASSIFICATION..............................................1
INVESTMENT RESTRICTIONS......................................................1
INVESTMENT POLICIES AND TECHNIQUES...........................................3
TEMPORARY INVESTMENTS........................................................3
LENDING PORTFOLIO SECURITIES.................................................4
WHEN-ISSUED SECURITIES.......................................................5
FOREIGN SECURITIES...........................................................5
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES..................................5
ILLIQUID SECURITIES.........................................................10
U.S. GOVERNMENT SECURITIES..................................................11
ZERO COUPON SECURITIES......................................................11
HEDGING INSTRUMENTS.........................................................11
DETERMINATION OF NET ASSET VALUE............................................12
PURCHASE OF SHARES..........................................................12
DISTRIBUTION OF SHARES......................................................12
EXCHANGE PRIVILEGE..........................................................12
REDEMPTION OF SHARES........................................................12
DIRECTORS AND OFFICERS OF THE COMPANY.......................................12
MANAGEMENT INFORMATION......................................................12
COMMITTEES..................................................................12
COMPENSATION................................................................12
CODE OF ETHICS..............................................................12
PROXY VOTING POLICY.........................................................12
SHARE OWNERSHIP.............................................................12
INVESTMENT ADVISER, PORTFOLIO MANAGERS AND ADMINISTRATOR....................12
CUSTODIAN AND TRANSFER AGENT................................................12
ALLOCATION OF PORTFOLIO BROKERAGE...........................................12
TAXES.......................................................................12
CAPITAL STRUCTURE...........................................................12
SHAREHOLDER MEETINGS........................................................12
PERFORMANCE INFORMATION.....................................................12
DESCRIPTION OF SECURITIES RATINGS...........................................12
INDEPENDENT AUDITORS........................................................12

            No person has been authorized to give any information or to make any representations other than those contained in this Statement of Additional Information and the Prospectus dated April 30, 2004 and, if given or made, such information or representations may not be relied upon as having been authorized by The Aquinas Funds, Inc.

            This Statement of Additional Information does not constitute an offer to sell securities.


                                      (i)

                         FUND HISTORY AND CLASSIFICATION

            The Aquinas Funds, Inc. (the "Company") is an open-end, diversified management investment company, consisting of four separate diversified portfolios: the Aquinas Fixed Income Fund (the "Fixed Income Fund"), the Aquinas Value Fund (the "Value Fund"), the Aquinas Growth Fund (the "Growth Fund") and the Aquinas Small-Cap Fund (the "Small-Cap Fund"). The Aquinas Funds, Inc. is registered under the Investment Company Act of 1940 (the "1940 Act"). The Aquinas Funds, Inc. was incorporated as a Maryland corporation on October 20, 1993. Prior to November 1, 2000 the Value Fund was named the Aquinas Equity Income Fund, the Growth Fund was named the Aquinas Equity Growth Fund and the Small-Cap Fund was named the Aquinas Balanced Fund. Prior to November 1, 2000 the Small-Cap Fund, while named the Balanced Fund, was designed to provide one investment vehicle for participating in the investment strategies of the Value Fund, the Growth Fund and the Fixed Income Fund.

                             INVESTMENT RESTRICTIONS

            Each of the Funds has adopted the following investment restrictions which are matters of fundamental policy and cannot be changed without approval of the holders of the lesser of: (i) 67% of the Fund's shares present or represented at a shareholder's meeting at which the holders of more than 50% of such shares are present or represented; or (ii) more than 50% of the outstanding shares of the Fund.

            1. Each of the Funds will diversify its assets in different companies and will not purchase securities of any issuer if, as a result of such purchase, the Fund would own more than 10% of the outstanding voting securities of such issuer or more than 5% of the Fund's assets would be invested in securities of such issuer (except that up to 25% of the value of the Fund's total assets may be invested without regard to this limitation). This restriction does not apply to obligations issued or guaranteed by the United States Government, its agencies or instrumentalities.

            2. None of the Funds will purchase securities on margin, participate in a joint trading account or sell securities short (except for such short term credits as are necessary for the clearance of transactions); provided, however, that the Fixed Income Fund and the Small-Cap Fund may (i) enter into interest rate swap transactions; (ii) purchase or sell futures contracts; (iii) make initial and variation margin payments in connection with purchases or sales of futures contracts or options on futures contracts; (iv) write or invest in put or call options; and (v) enter into foreign currency exchange contracts.

            3. None of the Funds will borrow money or issue senior securities, except the Funds may borrow for temporary or emergency purposes, and then only from banks, in an amount not exceeding 25% of the value of the Fund's total assets. The Funds will not borrow money for the purpose of investing in securities, and the Funds will not purchase any portfolio securities while any borrowed amounts remain outstanding. Notwithstanding the foregoing, the Fixed Income Fund and the Small-Cap Fund may enter into options, futures, options on
futures,   foreign   currency   exchange   contracts   and  interest  rate  swap
transactions.

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

            4. None of the Funds will pledge or hypothecate its assets, except to secure borrowings for temporary or emergency purposes.

            5. None of the Funds will act as an underwriter or distributor of securities other than shares of the applicable Fund (except to the extent that the Fund may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended, in the disposition of restricted securities).

            6. None of the Funds will make loans, except through (i) the acquisition of debt securities from the issuer or others which are publicly distributed or are of a type normally acquired by institutional investors; or
(ii) repurchase agreements and except that the Funds may make loans of portfolio securities to unaffiliated persons who are deemed to be creditworthy if any such loans are secured continuously by collateral at least equal to the market value of the securities loaned in the form of cash and/or securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and PROVIDED that no such loan will be made if upon the making of that loan more than 30% of the value of the lending Fund's total assets would be the subject of such loans.

            7. None of the Funds will concentrate 25% or more of its total assets, determined at the time an investment is made, in securities issued by companies primarily engaged in the same industry. This restriction does not apply to obligations issued or guaranteed by the United States Government, its agencies or instrumentalities.

            8. None of the Funds will purchase or sell real estate or real estate mortgage loans and will not make any investments in real estate limited partnerships but the Funds may purchase and sell securities that are backed by real estate or issued by companies that invest in or deal in real estate.
Certain of the Funds may purchase mortgage-backed securities and similar securities in accordance with their investment objectives and policies.

            9. None of the Funds will purchase or sell any interest in any oil, gas or other mineral exploration or development program, including any oil, gas or mineral leases.

            10. None of the Funds will purchase or sell commodities or commodities contracts, except that the Fixed Income Fund and the Small-Cap Fund may enter into futures contracts and options on futures contracts.

            Each of the Funds has adopted certain other investment restrictions which are not fundamental policies and which may be changed without shareholder approval. These additional restrictions are as follows:

            1. The Funds will not acquire or retain any security issued by a company, an officer or director of which is an officer or director of the Company or an officer, director or other affiliated person of the Funds' investment adviser.

            2. None of the Funds will invest more than 5% of its total assets in securities of any issuer which has a record of less than three (3) years of continuous operation, including the operation of any predecessor business of a company which came into existence as a result of a merger, consolidation, reorganization or purchase of substantially all of the assets of such predecessor business.

            3. None of the Funds will purchase securities of other investment companies (as defined in the 1940 Act), except as part of a plan of merger, consolidation, reorganization or acquisition of assets.

            4. No Fund's investments in illiquid securities will exceed 5% of the value of its net assets.

            5. None of the Funds will make investments for the purpose of exercising control or management of any company.

            6. No Fund's investment in warrants, valued at the lower of cost or market, will exceed 5% of the total value of the Fund's net assets. Included within that amount, but not to exceed 2% of the total value of the Fund's net assets, may be warrants that are not listed on the New York Stock Exchange or the American Stock Exchange.

            The aforementioned percentage restrictions on investment or utilization of assets refer to the percentage at the time an investment is made. If these restrictions are adhered to at the time an investment is made, and such percentage subsequently changes as a result of changing market values or some similar event, no violation of a Fund's fundamental restrictions will be deemed to have occurred. Any changes in a Fund's investment restrictions made by the Board of Directors will be communicated to shareholders prior to their implementation.

                       INVESTMENT POLICIES AND TECHNIQUES

            The Prospectus describes the Funds' principal investment strategies and risks. This section expands upon that discussion and also discusses non-principal investment strategies and risks.

                              TEMPORARY INVESTMENTS

            For temporary defensive purposes, each Fund may invest up to 100% of its total assets in cash and high-quality money market obligations. Money market securities include short-term investment-grade fixed-income securities, bankers' acceptances, commercial paper, commercial paper master notes and repurchase agreements.

            The Funds may invest in commercial paper and other cash equivalents rated A-1 or A-2 by S&P or Prime-1 or Prime-2 by Moody's, commercial paper master notes (which are demand instruments bearing interest at rates which are fixed to known lending rates and automatically adjusted when such lending rates change) of issuers whose commercial paper is rated A-1 or A-2 by S&P or Prime-1 or Prime-2 by Moody's and unrated debt securities which are deemed by the portfolio manager to be of comparable quality. Each Fund may also invest in United States Treasury Bills and Notes, and certificates of deposit of domestic branches of U.S. banks.

            The Funds may invest in repurchase agreements issued by banks and certain non-bank broker-dealers. In a repurchase agreement, a Fund buys an interest-bearing security at one price and simultaneously agrees to sell it back at a mutually agreed upon time and price. The repurchase price reflects an agreed-upon interest rate during the time the Fund's money is invested in the security. When entering into repurchase agreements, a Fund must hold an amount of cash or government securities at least equal to the market value of the securities that are part of the repurchase agreement. A repurchase agreement can be considered as a loan collateralized by the security purchased. A repurchase agreement involves the risk that a seller may declare bankruptcy or default. In that event, a Fund may experience delays, increased costs and a possible loss. Repurchase agreements will be acquired in accordance with procedures established by the Funds' Board of Directors which are designed to evaluate the credit worthiness of the other parties to the repurchase agreements.

                          LENDING PORTFOLIO SECURITIES

            Each of the Funds may lend a portion of its portfolio securities. Such loans may not exceed 10% of the net assets of the lending Fund. Income may be earned on collateral received to secure the loans. Cash collateral would be invested in money market instruments. U.S. Government securities collateral would yield interest or earn discount. Part of this income might be shared with the borrower. Alternatively, the lending Fund could allow the borrower to receive the income from the collateral and charge the borrower a fee. In either event, the Fund would receive the amount of dividends or interest paid on the loaned securities.

            Usually these loans would be made to brokers, dealers or financial institutions. Loans would be fully secured by collateral deposited with the Fund's custodian in the form of cash and/or securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. This collateral must be increased within one business day in the event that its value should become less than the market value of the loaned securities. While there may be delays in recovery or even loss of rights in the collateral should the borrower fail financially, the loans will be made only to firms deemed by Aquinas Investment Advisers, Inc., the Funds' investment adviser (the "Adviser"), and the Funds' portfolio managers, to be of good standing. Loans will not be made unless, in the judgment of the Adviser, the consideration which can be earned from such loans justifies the risk.

            The borrower, upon notice, must redeliver the loaned securities within three business days. In the event that voting rights with respect to the loaned securities pass to the borrower and a material proposal affecting the securities arises, the loan may be called or the Fund will otherwise secure or be granted a valid proxy in time for it to vote on the proposal.

            In making such loans, the Funds may utilize the services of a loan broker and pay a fee therefor. The Funds may incur additional custodian fees for services in connection with lending of securities.

                             WHEN-ISSUED SECURITIES

            The Fixed Income Fund may purchase securities on a forward commitment or when-issued basis, which means that the price of the securities is fixed at the time the commitment to purchase is made. Delivery of and payment for these securities typically occur 15 to 90 days after the commitment to purchase. Interest rates on debt securities at the time of delivery may be higher or lower than those contracted for on the when-issued security. The Fixed Income Fund will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Fund may sell these securities before the settlement date if the portfolio manager deems it advisable. The Fund will not accrue income in respect of a when-issued security prior to its stated delivery date.

            When the Fixed Income Fund purchases securities on a when-issued basis, it will maintain with the Funds' custodian cash or liquid securities having an aggregate value equal to the amount of its purchase commitment until payment is made. The purpose and effect of such maintenance is to prevent the Fund from gaining investment leverage from when-issued transactions. When-issued securities may decline or increase in value during the period from the Fund's investment commitment to the settlement of the purchase.

                               FOREIGN SECURITIES

            Each of the Funds may invest up to 15% of its total assets in securities of foreign issuers that are U.S. dollar-denominated and up to 5% of its total assets in securities of foreign issuers denominated in foreign currencies. Securities of foreign issuers in the form of American Depository Receipts ("ADRs") that are regularly traded on recognized U.S. exchanges or in the U.S. over-the-counter market are not considered foreign securities for purposes of these limitations. Each of the Funds, however, will not invest more than 10% of its total assets in such ADRs and will only invest in ADRs that are issuer sponsored. Investments in securities of foreign issuers involve risks which are in addition to the usual risks inherent in domestic investments. The value of a Fund's foreign investments may be significantly affected by changes in currency exchange rates, and the Funds may incur certain costs in converting securities denominated in foreign currencies to U.S. dollars. In many countries, there is less publicly available information about issuers than is available in the reports and ratings published about companies in the United States. Additionally, foreign companies are not subject to uniform accounting, auditing and financial reporting standards. Dividends and interest on foreign securities may be subject to foreign withholding taxes which would reduce a Fund's income without providing a tax credit for the Fund's shareholders. Although the Funds intend to invest in securities of foreign issuers domiciled in nations which their respective portfolio managers consider as having stable and friendly governments, there is a possibility of expropriation, confiscatory taxation, currency blockage or political or social instability which could affect investments in those nations.

                   MORTGAGE-BACKED AND ASSET-BACKED SECURITIES

            The Fixed Income Fund may invest in Mortgage-Backed as well as other asset-backed securities (I.E., securities backed by credit card receivables, automobile loans or other assets). Mortgage-Backed Securities are securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans secured by real property. Mortgage-Backed Securities include: (i) Guaranteed Government Agency Mortgage-Backed Securities;
(ii) Privately-Issued Mortgage-Backed Securities; and (iii) collateralized mortgage obligations and multiclass pass-through securities. These securities as well as other asset-backed securities are described below.

            GUARANTEED GOVERNMENT AGENCY MORTGAGE-BACKED SECURITIES. Mortgage-Backed Securities include Guaranteed Government Agency Mortgage-Backed Securities, which represent participation interests in pools of residential mortgage loans originated by United States governmental or private lenders and guaranteed, to the extent provided in such securities, by the United States Government or one of its agencies or instrumentalities. Such securities, with the exception of collateralized mortgage obligations, are ownership interests in the underlying mortgage loans and provide for monthly payments that are a "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans.

            The Guaranteed Government Agency Mortgage-Backed Securities in which the Fixed Income Fund may invest will include those issued or guaranteed by the Government National Mortgage Association ("Ginnie Mae"), the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"). As more fully described below, these securities may include collateralized mortgage obligations, multiclass pass-through securities and stripped mortgage-backed securities.

            GINNIE MAE CERTIFICATES. Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. The National Housing Act of 1934, as amended (the "Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of mortgage loans insured by the Federal Housing Administration Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or guaranteed by the Veterans' Administration under the Servicemen's Readjustment Act of 1944, as amended ("VA Loans"), or by pools of other eligible mortgage loans. The Housing Act provides that the full faith and credit of the United States Government is pledged to the payment of all amounts that may be required to be paid under any guarantee. To meet its obligations under such guarantee, Ginnie Mae is authorized to borrow from the United States Treasury with no limitations as to amount.

            FANNIE MAE CERTIFICATES. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States Government agency to provide supplemental liquidity to the mortgage market and was transformed into a shareholder owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase home mortgage loans from many capital market investors that ordinarily may not invest in mortgage loans directly, thereby expanding the total amount of funds available for housing.

            Each  Fannie Mae  Certificate  will  entitle the  registered  holder thereof to receive amounts representing such holder's pro rata interest in scheduled principal payments and interest payments (at such Fannie Mae Certificate's pass-through rate, which is net of any servicing and guarantee fees on the underlying mortgage loans), and any principal prepayments, on the mortgage loans in the pool represented by such Fannie Mae Certificate and such holder's proportionate interest in the full principal amount of any foreclosed or otherwise finally liquidated mortgage loan. The full and timely payment of principal of and interest on each Fannie Mae Certificate will be guaranteed by Fannie Mae, which guarantee is not backed by the full faith and credit of the United States Government.

            FREDDIE MAC CERTIFICATES. Freddie Mac is a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates.

            Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by such Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, but, generally, does not guarantee the timely payment of scheduled principal. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by the full faith and credit of the United States Government.

            PRIVATELY-ISSUED   MORTGAGE-BACKED   SECURITIES.    Privately-Issued
Mortgage-Backed Securities are issued by private issuers and represent an interest in or are collateralized by (i) Mortgage-Backed Securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities ("Privately-Issued Agency Mortgage-Backed Securities"), or (ii) whole mortgage loans or non-Agency collateralized Mortgage-Backed Securities ("Privately-Issued Non-Agency Mortgage-Backed Securities"). These securities are structured similarly to the Ginnie Mae, Fannie Mae and Freddie Mac mortgage pass-through securities described above and are issued by originators of and investors in mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. Privately-Issued Agency Mortgage-Backed Securities usually are backed by a pool of Ginnie Mae, Fannie Mae and Freddie Mac Certificates. Privately-Issued Non-Agency Mortgage-Backed Securities usually are backed by a pool of conventional fixed rate or adjustable rate mortgage loans that are not guaranteed by an entity having the credit status of Ginnie Mae, Fannie Mae or Freddie Mac, and generally are structured with one or more types of credit enhancement. As more fully described below, these securities may include collateralized mortgage obligations and, multiclass pass-through securities.

            COLLATERALIZED MORTGAGE OBLIGATIONS AND MULTICLASS PASS-THROUGH SECURITIES. Mortgage-Backed Securities include collateralized mortgage obligations or "CMOs," which are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by Ginnie Mae, Fannie Mae or Freddie Mac Certificates, but also may be collateralized by other Mortgage-Backed Securities or whole loans (such collateral collectively hereinafter referred to as "Mortgage Assets"). CMOs include multiclass pass-through securities, which can be equity interests in a trust composed of Mortgage Assets. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multiclass pass-through securities. CMOs may be issued by agencies or instrumentalities of the United States Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of a series of CMOs may elect to be treated as a Real Estate Mortgage Investment Conduit.

            In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on classes of the CMOs on a monthly, quarterly or semiannual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO series in innumerable ways, some of which bear substantially more risk than others. In particular, certain classes of CMO's and other types of mortgage pass-through securities, including interest only classes, principal only classes, inverse floaters, Z or accrual classes and companion classes, are designed to be highly sensitive to changes in prepayment and interest rates and can subject the holder to extreme reductions of yield and loss of principal. The Fixed Income Fund will not invest in such high-risk derivative mortgage-backed securities.

            MORTGAGE DOLLAR ROLLS. The Fixed Income Fund may enter into mortgage "dollar rolls" in which the Fund sells Mortgage-Backed Securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the Mortgage-Backed Securities. The Fund is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the dollar roll transaction. The Fixed Income Fund will only enter into covered rolls. Covered rolls are not treated as a borrowing or other senior security and will be excluded from the calculation of the Funds' borrowings and other senior securities.

            ASSET-BACKED SECURITIES. Asset-backed securities may involve certain risks that are not presented by mortgage-backed securities arising primarily from the nature of the underlying assets (i.e., credit card and automobile loan receivables as opposed to real estate mortgages). Non-mortgage asset-backed securities do not have the benefit of the same security interest in the collateral as mortgage-backed securities. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which have given debtors the right to reduce the balance due on the credit cards. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is the risk that the purchaser would acquire an interest superior to that of the holders of related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that payments on the receivables together with recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

            Asset-backed securities may be subject to greater risk of default during periods of economic downturn than other instruments. Also, while the secondary market for asset-backed securities is ordinarily quite liquid, in times of financial stress the secondary market may not be as liquid as the market for other types of securities, which could cause the Fixed Income Fund to experience difficulty in valuing or liquidating such securities.

            MISCELLANEOUS. The yield characteristics of Mortgage-Backed Securities differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans generally may be prepaid at any time. As a result, if a Fund purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if a Fund purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. Certain classes of CMOs and other types of mortgage pass-through securities, including those whose interest rates fluctuate based on multiples of a stated index, are designed to be highly sensitive to changes in prepayment and interest rates and can subject the holders thereof to extreme reductions of yield and possibly loss of principal.

            Prepayments on a pool of mortgage loans are influenced by a variety of economic, geographic, social and other factors, including changes in the mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Generally, however, prepayments on fixed rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Accordingly, amounts available for reinvestment by a Fund are likely to be greater during a period of declining interest rates and, as a result, likely to be reinvested at lower interest rates than during a period of rising interest rates. Mortgage-Backed Securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment.

            No assurance can be given as to the liquidity of the market for certain Mortgage-Backed Securities, such as CMOs and multiclass pass-through securities. Determination as to the liquidity of such securities will be made in accordance with guidelines established by the Company's Board of Directors. In accordance with such guidelines, the Adviser and the portfolio managers will monitor each Fund's investments in such securities with particular regard to trading activity, availability of reliable price information and other relevant information.

            Interest rates on variable rate Mortgage-Backed Securities are subject to periodic adjustment based on changes or multiples of changes in an applicable index. The One-Year Treasury Index and LIBOR are among the common interest rate indexes. The One-Year Treasury Index is the figure derived from the average weekly quoted yield on U.S. Treasury Securities adjusted to a constant maturity of one year. LIBOR, the London interbank offered rate, is the interest rate that the most creditworthy international banks dealing in U.S. dollar-denominated deposits and loans charge each other for large dollar-denominated loans. LIBOR is also usually the base rate for large dollar-denominated loans in the international market. LIBOR is generally quoted for loans having rate adjustments at one, three, six or twelve month intervals.

                               ILLIQUID SECURITIES

            Each of the Funds may invest in illiquid securities, which include certain restricted securities (privately placed securities), repurchase agreements maturing in more than seven days and other securities that are not readily marketable. However, no Fund will acquire illiquid securities if, as a result, they would comprise more than 5% of the value of the Fund's net assets. The Board of Directors of the Company or its delegate has the ultimate authority to determine, to the extent permissible under the federal securities laws, which securities are liquid or illiquid for purposes of this 5% limitation. Securities eligible to be resold pursuant to Rule 144A under the Securities Act may be considered liquid by the Board of Directors. Risks associated with illiquid securities include the potential inability of a Fund to promptly sell a portfolio security after its decision to sell.

            Restricted securities may be sold only in privately negotiated transactions or in a public offering with respect to which a registration statement is in effect under the Securities Act. Where registration is required, a Fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, a Fund might obtain a less favorable price than prevailed when it decided to sell. Restricted securities will be priced at fair value as determined in good faith by the Board of Directors of the Company. If through the appreciation of restricted securities or the depreciation of unrestricted securities, a Fund should be in a position where more than 5% of the value of its net assets are invested in illiquid assets, including restricted securities, the Fund will take such steps as is deemed advisable, if any, to protect liquidity.

                           U.S. GOVERNMENT SECURITIES

            Each of the Funds may invest in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities which include Treasury securities which differ only in their interest rates, maturities and times of issuance. Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, for example, Ginnie Mae Certificates, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury; others, such as those issued by Fannie Mae, by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, only by the credit of the agency or instrumentality. While the U.S. Government provides financial support to such U.S. Government sponsored agencies or instrumentalities, no assurance can be given that it will always do so since it is not so obligated by law.

                             ZERO COUPON SECURITIES

            The Fixed Income Fund may invest up to 10% of its net assets in zero coupon U.S. Government and corporate debt securities, which do not pay current interest, but are purchased at a discount from their face values. The market prices of zero coupon securities generally are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than to other types of debt securities having similar maturities and credit qualities.

                               HEDGING INSTRUMENTS

            The Fixed Income Fund may buy and sell futures contracts on debt securities ("Debt Futures"). When the Fund buys a Debt Future, it agrees to take delivery of a specific type of debt security at a specific future date for a fixed price; when it sells a Debt Future, it agrees to deliver a specific type of debt security at a specific future date for a fixed price. Either obligation may be satisfied by the actual taking, delivering or entering into an offsetting Debt Future to close out the futures position. The Fixed Income Fund may purchase puts but only if (i) the investments to which the puts relate are Debt Futures; and (ii) the puts are traded on a domestic commodities exchange. Such puts need not be protective (I.E., the Fund need not own the related Debt Futures). The Fixed Income Fund may write covered puts on Debt Futures. For a put to be covered, the Fund must maintain cash or liquid securities equal to the option price. The Fixed Income Fund may purchase calls and write calls but only if (i) the investments to which the calls relate are Debt Futures; and (ii) the calls are traded on a domestic commodities exchange.

            FUTURES CONTRACTS. When a Fund purchases a futures contract, it agrees to purchase a specified underlying instrument at a specified future date. When a Fund sells a futures contract, it agrees to sell the underlying instrument at a specified future date. The price at which the purchase and sale will take place is fixed when the Fund enters into the contract. Futures can be held until their delivery dates, or can be closed out before then if a liquid secondary market is available.

            The value of a futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase a Fund's exposure to positive and negative price fluctuations in the underlying instrument, much as if the Fund had purchased the underlying instrument directly. When the Fund sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the market. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold.

            FUTURES MARGIN PAYMENTS. The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with a futures broker known as a Futures Commission Merchant (FCM), when the contract is entered into. Initial margin deposits are equal to a percentage of the contract's value. If the value of a party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of a Fund's investment limitations. In the event of the bankruptcy of an FCM that holds margin on behalf of a Fund, the Fund may be entitled to return of margin owed to it only in proportion to the amount received by the FCM's other customers, potentially resulting in losses to the Fund.

            PURCHASING PUT AND CALL OPTIONS. By purchasing a put option, a Fund obtains the right (but not the obligation) to sell the option's underlying instrument at a fixed strike price. In return for this right, the Fund pays the current market price for the option (known as the option premium). The Fund may terminate its position in a put option it has purchased by allowing it to expire or by exercising the option. If the option is allowed to expire, the Fund will lose the entire premium it paid. If the Fund exercises the option, it completes the sale of the underlying instrument at the strike price. The Fund may also terminate a put option position by closing it out in the secondary market at its current price, if a liquid secondary market exists. The buyer of a put option can expect to realize a gain if security prices fall substantially. However, if the underlying instrument's price does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).

            The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the underlying instrument at the option's strike price. A call buyer attempts to participate in potential price increases of the underlying instrument with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option. Only exchange listed options will be acquired.

            WRITING CALL AND PUT OPTIONS. When a Fund writes a call option, it receives a premium and agrees to sell the related investments to a purchaser of the call during the call period (usually not more than nine months) at a fixed exercise price (which may differ from the market price of the related investments) regardless of market price changes during the call period. If the call is exercised, the Fund forgoes any gain from an increase in the market price over the exercise price. When writing an option on a futures contract the Fund will be required to make margin payments to an FCM as described above for futures contracts.

            To terminate its obligation on a call which it has written, the Fund may purchase a call in a "closing purchase transaction." (As discussed above, the Fund may also purchase calls other than as part of such closing transactions.) A profit or loss will be realized depending on the amount of option transaction costs and whether the premium previously received is more or less than the price of the call purchased. A profit may also be realized if the call lapses unexercised, because the Fund retains the premium received. Any profits realized from the premiums received on options which expire unexercised are considered short-term gains for federal income tax purposes and, when distributed, are taxable as ordinary income.

            Writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium, a call writer mitigates the effects of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

            When a Fund writes a put option, it takes the opposite side of the transaction from the option's purchaser. In return for receipt of a premium, the Fund assumes the obligation to pay the strike price for the option's underlying instrument if the other party to the option chooses to exercise it. The Fixed Income Fund may only write covered puts. For a put to be covered, the Fund must maintain cash or liquid securities equal to the option price. A profit or loss will be realized depending on the amount of option transaction costs and whether the premium previously received is more or less than the put purchased in a closing purchase transaction. A profit may also be realized if the put lapses unexercised because the Fund retains the premium received. Any profits realized from the premiums received on options which expire unexercised are considered short-term gains for federal income tax purposes and, when distributed, are taxable as ordinary income.

            COMBINED OPTION POSITIONS. The Fixed Income Fund may purchase and write options (subject to the limitations discussed above) in combination with each other to adjust the risk and return characteristics of the overall position. For example, the Fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

            CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match a Fund's current or anticipated investments. A Fund may invest in options and futures contracts based on securities which differ from the securities in which it typically invests. This involves a risk that the options or futures position will not track the performance of the Fund's investments.

            Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Fund's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. A Fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in historical volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Fund's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments. Successful use of these techniques requires skills different from those needed to select portfolio securities.

            LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance a liquid secondary market will exist for any particular options or futures contract at any particular time. Options may have relatively low trading volume and liquidity if their strike prices are not close to the underlying instruments' current price. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts, and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for a Fund to enter into new positions or close out existing positions. If the secondary market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and potentially could require a Fund to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Fund's access to other assets held to cover its options or futures positions could also be impaired.

            ASSET COVERAGE FOR FUTURES AND OPTIONS POSITIONS. The Funds will comply with guidelines established by the Securities and Exchange Commission with respect to coverage of options and futures strategies by mutual funds, and if the guidelines so require will maintain U.S. Government securities, cash or liquid securities in the amount prescribed. Securities so maintained cannot be sold while the futures or option strategy is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that such maintenance of a large percentage of the Fund's assets could impede portfolio management or the Fund's ability to meet redemption requests or other current obligations.

            EXCLUSION FROM DEFINITION OF COMMODITY POOL OPERATOR. The Fixed Income Fund and the Small-Cap Fund have each claimed an exclusion from the definition of the term "commodity pool operator" under Section 4.5 of the regulations under the Commodity Exchange Act promulgated by the Commodity

Futures Trading Commission. Thus, the Company is not subject to registration or regulation as a pool operator under the Commodity Exchange Act.

            SPECIAL RISKS OF HEDGING AND INCOME ENHANCEMENT STRATEGIES. Participation in the options or futures markets involves investment risks and transactions costs to which the Fixed Income Fund would not be subject absent the use of these strategies. If the Fund's portfolio manager(s)' prediction of movements in the direction of the securities and interest rate markets are inaccurate, the adverse consequences to the Fund may leave the Fund in a worse position than if such strategies were not used. Risks inherent in the use of Debt Futures and options on Debt Futures include (i) dependence on the portfolio manager(s)' ability to predict correctly movements in the direction of interest rates, securities prices and currency markets; (ii) imperfect correlation between the price of options and Debt Futures and options thereon and movements in the prices of the securities being hedged; (iii) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (iv) the possible absence of a liquid secondary market for any particular instrument at any time; and (v) the possible need to defer closing out certain hedged positions to avoid adverse tax consequences.

                        DETERMINATION OF NET ASSET VALUE

            As set forth in the Prospectus under the caption "Determining Share Price," the net asset value of each of the Funds will be determined as of the close of regular trading (currently 4:00 p.m. Eastern time) on each day the New York Stock Exchange is open for trading. The New York Stock Exchange is open for trading Monday through Friday except New Year's Day, Dr. Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day,
Thanksgiving Day and Christmas Day. Additionally, if any of the aforementioned holidays falls on a Saturday, the New York Stock Exchange will not be open for trading on the preceding Friday and when any such holiday falls on a Sunday, the New York Stock Exchange will not be open for trading on the succeeding Monday, unless unusual business conditions exist, such as the ending of a monthly or the yearly accounting period. The New York Stock Exchange also may be closed on national days of mourning. This determination is applicable to all transactions in shares of the Fund prior to that time and after the previous time as of which net asset value was determined.

            Securities which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. Exchange-traded securities for which there were no transactions are valued at the current bid prices. Securities for which the primary market is the National Association of Securities Dealer's Automated Quotation System ("NASDAQ") will be valued at the NASDAQ official closing price. Securities not traded on a recognized stock exchange or NASDAQ are valued on the basis of closing over-the-counter bid prices. Debt securities (other than short-term instruments) are valued at prices furnished by a pricing service, subject to review and possible revision by the Adviser. Any modification of the price of a debt security furnished by a pricing service is made under the supervision of and will be the ultimate responsibility of the Company's Board of Directors. Debt instruments maturing within 60 days are valued by the amortized cost method. Any securities for which market quotations are not readily available are valued at their fair value as determined in good faith by the Adviser under the supervision of the Company's Board of Directors, although such day-to-day determinations are made by the Adviser under the supervision of or pursuant to guidelines established by the Company's Board of Directors.

                               PURCHASE OF SHARES

            Each of the Funds has adopted procedures pursuant to Rule 17a-7 under the 1940 Act pursuant to which a Fund may effect a purchase and sale transaction with an affiliated person of the Fund (or an affiliated person of such an affiliated person) in which the Fund issues its shares in exchange for securities of a character which is a permitted investment for the Fund. For purposes of determining the number of shares to be issued, the securities to be exchanged will be valued in the manner required by Rule 17a-7.

                             DISTRIBUTION OF SHARES

            Each of the Funds has adopted a Service and Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act in anticipation that the Fund will benefit from the Plan through increased sales of shares, thereby reducing the Fund's expense ratio and providing the portfolio managers with greater flexibility in management. The Plan provides that each Fund may incur certain costs which may not exceed a maximum amount equal to 0.25% per annum of that Fund's average daily net assets. Payments made pursuant to the Plan may only be used to pay distribution expenses incurred in the current year. Amounts paid under the Plan by a Fund may be spent by that Fund on any activities or expenses primarily intended to result in the sale of shares of the Fund, including but not limited to, advertising, compensation for sales and sales marketing activities of financial institutions and others, such as dealers or distributors, shareholder account servicing, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. Distribution expenses will be authorized by the officers of the Company as the Funds do not employ a distributor. To the extent any activity financed by the Plan is one which a Fund may finance without a 12b-1 plan, that Fund may also make payments to finance such activity outside of the Plan and not be subject to its limitations.

            The Plan may be terminated by any Fund at any time by a vote of the directors of the Company who are not interested persons of the Company and who have no direct or indirect financial interest in the Plan or any agreement related thereto (the "Rule 12b-1 Directors") or by a vote of a majority of the outstanding shares of the Fund. Sister Gonzalez and Messrs. Clark, Corboy, Curry, Marquez and Strauss are currently the Rule 12b-1 Directors. Any change in the Plan that would materially increase the distribution expenses of a Fund provided for in the Plan requires approval of the shareholders of that Fund and the Board of Directors, including the Rule 12b-1 Directors.

            While the Plan is in effect, the selection and nomination of directors who are not interested persons of the Company will be committed to the discretion of the directors of the Company who are not interested persons of the Company. The Board of Directors of the Company must review the amount and purposes of expenditures pursuant to the Plan quarterly as reported to it by a distributor, if any, or officers of the Company. The Plan will continue in effect for as long as its continuance is specifically approved at least annually by the Board of Directors, including the Rule 12b-1 Directors. For the year ended December 31, 2003, the Small-Cap Fund paid fees of $15,419 for distribution expenses of which $6,435 was for advertising; $137 was for filing fees; $4,861 was for marketing materials; $2,986 was for printing of prospectuses; $262 was for postage and $738 was for broker payments. No distribution expenses have been incurred by any other Fund under the Plan.

                               EXCHANGE PRIVILEGE

            Investors may exchange shares of a Fund having a value of $500 or more for shares of any other Fund. In addition, shareholders of the Funds may exchange shares of a Fund for shares of the PlanAhead Class of American Advantage Money Market Fund. Investors who are interested in exercising the exchange privilege should first contact the Funds to obtain instructions and any necessary forms.

            The exchange privilege will not be available if the proceeds from a redemption of shares of the Funds are paid directly to the investor or at his or her discretion to any persons other than the Funds. The exchange privilege may be terminated by the Funds upon at least 60 days prior notice to investors.

            For federal income tax purposes, a redemption of shares of the Funds pursuant to the exchange privilege will result in a capital gain if the proceeds received exceed the investor's tax-cost basis of the shares of Common Stock redeemed. Such a redemption may also be taxed under state and local tax laws, which may differ from the Code.

                              REDEMPTION OF SHARES

            A shareholder's right to redeem shares of a Fund will be suspended and the shareholder's right to payment postponed for more than seven days for any period during which the New York Stock Exchange is closed because of financial conditions or any other extraordinary reasons and may be suspended for any period during which (a) trading on the New York Stock Exchange is restricted pursuant to rules and regulations of the Securities and Exchange Commission, (b) the Securities and Exchange Commission has by order permitted such suspension or
(c) such emergency, as defined by rules and regulations of the Securities and Exchange Commission, exists as a result of which it is not reasonably practical for the applicable Fund to dispose of such Fund's securities or to determine fairly the value of its net assets.

                      DIRECTORS AND OFFICERS OF THE COMPANY

                             MANAGEMENT INFORMATION

            As a Maryland  corporation,  the business and affairs of the Company are managed by its officers under the direction of the Board of Directors. (The Fixed Income Fund, the Value Fund, the Growth Fund, and the Small-Cap Fund are the only portfolios in the "fund complex," as such term is defined in the 1940 Act.) The name, address, age, position(s) with the Company, principal occupation(s) during the past five years, and certain other information with respect to each of the directors and officers of the Company are as follows:

                                                                                          NUMBER OF
                                                                                          PORTFOLIOS IN
                                      TERM OF                                             THE FUND        OTHER
                         POSITION(S)  OFFICE AND                                          COMPLEX         DIRECTORSHIPS
                         HELD WITH    LENGTH OF     PRINCIPAL OCCUPATION(S) DURING PAST   OVERSEEN BY     HELD BY
NAME, ADDRESS, AND AGE   THE FUNDS    TIME SERVED   5 YEARS                               DIRECTOR        DIRECTOR
----------------------   ---------    -----------   -------                               --------        --------
DISINTERESTED PERSONS

Charles Clark, Jr.       Director     Indefinite,   Mr. Clark has been President and             4        None
Age:  65                              until         Chief Operating Officer of
Address:                              successor     Olmsted-Kirk Paper Company since
c/o Aquinas Funds.                    elected       March 1963.
5310 Harvest Hill Road
Suite 248                             Since 1994
Dallas, Texas 75230

Michael Corboy           Director     Indefinite,   Mr. Corboy has been President of             4        Tipping-point
Age:  73                              until         Corboy Investment Company, a private
Address:                              successor     investment company since December
c/o Aquinas Funds                     elected       1991.
5310 Harvest Hill Road
Suite 248                             Since 1994
Dallas, Texas  75230


                                                           18

                                                                                          NUMBER OF
                                                                                          PORTFOLIOS IN
                                      TERM OF                                             THE FUND        OTHER
                         POSITION(S)  OFFICE AND                                          COMPLEX         DIRECTORSHIPS
                         HELD WITH    LENGTH OF     PRINCIPAL OCCUPATION(S) DURING PAST   OVERSEEN BY     HELD BY
NAME, ADDRESS, AND AGE   THE FUNDS    TIME SERVED   5 YEARS                               DIRECTOR        DIRECTOR
----------------------   ---------    -----------   -------                               --------        --------

Levy Curry               Director     Indefinite,   Mr. Curry has been Director of               4        None
Age:  56                              until         Compensation and Benefits for 7-11
Address:                              successor     Inc., a national  convenience store
c/o Aquinas Funds                     elected       chain, since September 2001.  Mr.
5310 Harvest Hill Road                              Curry was Senior Manager, Human
Suite 248                             4 years       Resources Strategic Group, for
Dallas, Texas  75230                                Deloitte & Touche LLP from June 1998
                                                    through August 2001.  Prior thereto
                                                    he served as Vice President, Human
                                                    Resources, for Paging Network Inc.
                                                    (Pagenet), a wireless messaging
                                                    company.

Sister Imelda Gonzalez,  Director     Indefinite,   Sister Gonzalez is a member of the           4        None
CDP                                   until         Congregation of Divine Providence
Age:  64                              successor     religious community.  She was a
Address:                              elected       member of the staff of the National
c/o Aquinas Funds                                   Association of Treasurers of
5310 Harvest Hill Road                7 years       Religious Institutions, Silver
Suite 248                                           Spring, Maryland, from April 1997
Dallas, Texas 75230                                 through April 2001.

Thomas Marquez           Director     Indefinite,   Mr. Marquez has been a self-employed         4        Carrington
Age:  66                              until         private investor since 1990.                          Laboratories,
Address:                              successor                                                           Inc.
c/o Aquinas Funds                     elected
5310 Harvest Hill Road
Suite 248                             Since 1994
Dallas, Texas  75230

John L. Strauss          Director     Indefinite,   Mr. Strauss retired from Clover              4        None
Age:  64                              until         Partners, LP, a money management
Address:                              successor     hedge fund in 2003.  He was a
c/o Clover Partners                   elected       principal of Barrow, Hanley,
2100 McKinney                                       Mewhinney & Strauss, an investment
Suite 1500                            Since 1994    advisory firm from 1979 until his
Dallas, Texas  75201                                retirement in January 1998.

                                                          19

                                                                                          NUMBER OF
                                                                                          PORTFOLIOS IN
                                      TERM OF                                             THE FUND        OTHER
                         POSITION(S)  OFFICE AND                                          COMPLEX         DIRECTORSHIPS
                         HELD WITH    LENGTH OF     PRINCIPAL OCCUPATION(S) DURING PAST   OVERSEEN BY     HELD BY
NAME, ADDRESS, AND AGE   THE FUNDS    TIME SERVED   5 YEARS                               DIRECTOR        DIRECTOR
----------------------   ---------    -----------   -------                               --------        --------

INTERESTED PERSONS1/

John Hughes              Vice         Indefinite,   Mr. Hughes has been  President of the       N/A       N/A
Age:  57                 President    until         Jesuit  Preparatory School Foundation
Address:                              successor     since September 2003.  Formerly,  Mr.
c/o Aquinas Funds                     elected       Hughes was Executive  Vice  President
5310 Harvest Hill Road                              and     Treasurer     of    Citigroup
Suite 248                             3 Years       Associates        First       Capital
Dallas, Texas  75230                                Corporation,  where  he was  employed
                                                    for over five years.

Richard Lenart           Vice         Indefinite,   Mr.  Lenart  is  Vice   President  of       N/A       N/A
Age:  37                 President    until         Aquinas  Investment  Advisers,  Inc.,
Address:                              successor     the  Funds'  investment  adviser;  he
c/o Aquinas Funds         Secretary   elected       joined  the  firm in  2001.  Prior to
5310 Harvest Hill Road                              joining Aquinas Investment  Advisers,
Suite 248                             2 years Vice  Inc.,  Mr.  Lenart  served  as Mutual
Dallas, Texas  75230                  President     Funds Manager for 1st Global Capital.

                                      1 Year
                                      Secretary

Frank A. Rauscher                     Indefinite,   Mr.    Rauscher    has   been   Chief       N/A       N/A
Age:  60                 President    until         Executive    Officer    of    Aquinas
Address:                              successor     Investment  Advisers,  Inc. since May
c/o Aquinas Funds        Treasurer    elected       1997  and  Chief  Operating   Officer
5310 Harvest Hill Road                              since August 1994.
Suite 248                             2 years
Dallas, Texas 75230                   President

                                      6 years
                                      Treasurer


-------------------------
      1/ All officers of the Funds are interested persons (as defined in the 1940 Act) of the Funds.


                                   COMMITTEES

            The Company's Board of Directors has an Audit Committee whose members are Messrs. Corboy, Curry and Marquez. The primary functions of the Audit Committee are to recommend to the Board of Directors the independent auditors to be retained to perform the annual audit, to review the results of the audit, to review the Funds' internal controls and to review certain other matters relating to the Funds' accountants and financial records. The Audit Committee meet once during fiscal year 2003.

            The Company's Board of Directors has no other committees.

                                  COMPENSATION

            The Company compensates each director who is not affiliated with Aquinas Investment Advisers, Inc. a fee of $500 for each meeting of the Board of Directors attended. The Company may also reimburse directors for travel expenses incurred in order to attend meetings of the Board of Directors. The Company compensates each director who is a member of the Audit Committee a fee of $250 for each meeting of the Audit Committee attended. During the fiscal year ended December 31, 2003, there were no reimbursements for travel expenses. The following table sets forth information on the compensation paid to directors for services as directors of the Company during the fiscal year ended December 31, 2003. Sister Gonzalez has assigned all directors fees that she receives to her religious order.

                               COMPENSATION TABLE
                                       PENSION OR                       TOTAL
                                       RETIREMENT       ESTIMATED    COMPENSATION
                       AGGREGATE    BENEFITS ACCRUED     ANNUAL      FROM COMPANY
      NAME OF        COMPENSATION   AS PART OF FUND   BENEFITS UPON    PAID TO
      PERSON         FROM COMPANY       EXPENSES       RETIREMENT     DIRECTORS
      ------         ------------       --------       ----------     ---------
DISINTERESTED PERSONS

Charles Clark, Jr.      $  500             $0              $0           $ 500
Michael Corboy          $2,100             $0              $0           $2,100
Levy Curry              $1,600             $0              $0           $1,600
Sister Imelda           $1,500             $0              $0           $1,500
Gonzalez, CDP
Thomas Marquez          $1,500             $0              $0           $1,500
John L. Strauss         $1,500             $0              $0           $1,500

                                 CODE OF ETHICS

            The Company, the Adviser and each of the portfolio managers have adopted separate codes of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject thereto to invest in securities, including securities that may be purchased or held by the Funds. Each code of ethics generally prohibits, among other things, persons subject thereto from purchasing or selling securities if they know at the time of such purchase or sale that the security is being considered for purchase or sale by a Fund or is being purchased or sold by a Fund.

                               PROXY VOTING POLICY

            In voting "for" or "against" ballots for management and shareholder resolutions on the agendas of meetings by the Funds' portfolio companies, the Funds focus on the economic best interests of shareholders and what they believe to be the best interests of the Catholic values that they follow. As a practical matter, this means weighing proposals in the context of how they might affect securities values and shareholder rights either immediately or over time. Sometimes the Catholic values that the Funds follow require a long-term view of the company in question and the constituencies that it serves rather than a focus on any possible short-term financial costs.

GUIDELINES RESPECTING MANAGEMENT-SPONSORED RESOLUTIONS
------------------------------------------------------

            Management-sponsored resolutions can be grouped into four main categories: Non-Salary Compensation Programs; Anti-Takeover Measures; Capitalization Proposals; and Miscellaneous Governance. The respective guidelines are set forth below.

            NON-SALARY COMPENSATION PROGRAMS. The Funds weigh the pros and cons of most proposals on a case-by-case basis.

Guidelines:

Stock Option Plans............................................Case-By-Case Basis
Stock Option Plans with Discount NQO's........................Invariably AGAINST
Restricted Stock Plans........................................Invariably AGAINST
Performance Plans.............................................Usually FOR
Stock Plans for Outside Directors.............................Usually AGAINST
Incentive Plans...............................................Case-By-Case Basis
Stock Appreciation Rights
Plans.........................................................Invariably AGAINST
Stock Depreciation Rights (for insiders) .....................Invariably AGAINST
Stock Purchase Plans..........................................Invariably FOR
Thrift/Profit Sharing Plans...................................Invariably FOR
Loan or Loan Guarantee Programs...............................Invariably AGAINST
Option Exchange Programs......................................Invariably AGAINST
Exemption from Section 16(b)..................................Invariably FOR
Endorse Pyramiding............................................Invariably AGAINST
Reload Options................................................Invariably AGAINST
Dealer's-Choice...............................................Usually AGAINST

            ANTI-TAKEOVER MEASURES. The Funds believe that bylaw amendments designed to thwart, or at least make things difficult for unwelcome suitors, are contrary to investors interests.

Guidelines:

Fair-Pricing Procedures.......................................Invariably AGAINST
Supermajority Rules...........................................Invariably AGAINST

Board Classification..........................................Invariably AGAINST
Eliminate Cumulative Voting...................................Invariably AGAINST
Bars to Written Consent.......................................Invariably AGAINST
Incumbent-Entreanchment Measures..............................Invariable AGAINST
Superstock (Common with Preferential Voting Rights)...........Invariably AGAINST
Blank-Check Preferred.........................................Usually AGAINST
Reincorporation Measures......................................Case-By-Case Basis
Poison-Pill Schemes (Rarely Put to a Shareholder Vote)........Invariable AGAINST
Weigh All Socioeconomic Factors...............................Invariably FOR
Control-Share Measures........................................Invariably AGAINST

            CAPITALIZATION PROPOSALS. The Funds believe management deserves the benefit of any doubt when it comes to estimating an adequate supply of shares for acquisitions, employee-benefit programs, financings, splits or other corporate purposes.

Guidelines:

Increase Common-Stock Authorizations..........................Usually FOR
Increase or Establish Preferred-Stock Authorizations..........Case-By-Case Basis
Adjust Par Value..............................................Invariably FOR
Eliminate Pre-Emptive Rights..................................Invariably FOR
Permit Flexible Schedules for Preferred Dividends.............Invariably FOR
Superstock (Common with PreferentialVoting Rights) ...........Invariably AGAINST
Contingent Splits.............................................Usually FOR
Repurchase Requests...........................................Usually FOR
Anti-Greenmail Measures.......................................Usually FOR

            MISCELLANEOUS GOVERNANCE. The Funds believe that broader indemnification is to be a fact of corporate life. As to other matters, the Funds review proposals on a case-by-case basis to determine what seems best for investors.

Guidelines:

Limit Directors' Liability....................................Invariably FOR
Indemnify Directors, Officers, Employees and/or Agents........Invariably FOR
Authorize indemnification Agreements..........................Invariably FOR
Meet SEC/NASD Quorum Requirements.............................Invariably FOR
Change Corporate Name.........................................Invariably FOR
Reincorporate Proposals.......................................Case-By-Case
Basis Realization Proposals...................................Case-By-Case Basis
Reorganize as Holding Company.................................Case-By-Case Basis
Merger Agreements.............................................Case-By-Case Basis
Charter/Bylaw Amendments of an Almost Infinite Variety........Case-By-Case Basis

GUIDELINES RESPECTING SHAREHOLDER-SPONSORED RESOLUTIONS
-------------------------------------------------------

            There are, for practical purposes, three types of shareholder-sponsored resolutions. Corporate Governance; Corporate Social Accountability; and Anti-Shark Repellent Measures. In determining how to vote, the Funds based their decision mainly on values and investment considerations. The respective guidelines are set forth below.

            CORPORATE GOVERNANCE. The Funds' practice is to side with sponsors against management whenever even the suspicion of a shareholder right is at issue or the Funds' core values are in conflict with corporate policies. The Funds also help like-minded Catholic social justice leaders on ancillary issues.

Guidelines:

Provide for Cumulative Voting.................................Invariably FOR
Restore Pre-Emptive Rights....................................Invariably AGAINST
Impose Restrictions on Executive Compensation.................Case-By-Case Basis
Adjust Option/Stock Plans for Repurchases as well as Splits...Invariably FOR
Put Golden Parachutes to a Vote...............................Invariably FOR
Disclose Political Contributions..............................Invariably AGAINST
Disclose Charitable Contributions.............................Invariably FOR
Disclose PAC Support..........................................Invariably AGAINST
Affirm Political Non-Partisanship.............................Invariably FOR
Disclose Executives' Government Ties..........................Invariably FOR
Rotate Annual Meeting Site....................................Invariably AGAINST
Limit Tenure of Outside Directors.............................Case-By-Case Basis
Disclose Directors' Attendance................................Invariably FOR
Require Directors to Own Stock................................Invariably AGAINST
Create a Nominating Committee.................................Invariably FOR
Provide for More Independent Boards...........................Usually FOR
Provide for Shareholder Ratification of Auditors..............Invariably FOR
Provide for Ballot Secrecy....................................Invariably FOR
Afford Easier Access to Proxy Statements......................Usually FOR
Identify Resolution Sponsors..................................Invariably FOR
Separate Top Two Jobs.........................................Usually FOR
Establish Shareholder Advisory Committee......................Usually FOR

            CORPORATE  SOCIAL  RESPONSIBILITY.  The Funds' view point flows from their fiduciary conviction that the responsibility of a corporation is to make money for their investors in legal enterprises, to demonstrate civic responsibility, and to include their employees and communities in their enterprise decisions.

Guidelines:

Withdraw from Burma...........................................Invariably FOR
Sign Sullivan Principles (Now Statement of Principles) .......Invariably FOR
Halt Sales to Agencies of the South African Government........Invariably AGAINST

Report on Northern Ireland Operations.........................Invariably FOR
Comply with MacBride Principles...............................Invariably FOR
Comply with WHO/UNICEF Code on Breast-Milk Substitutes........Invariably FOR
Report on Third World Loans, Marketing Practices and/or
  Policies....................................................Case-By-Case Basis
Bar Credit to  LDC's on Church Investors' Hit List............Case-By-Case Basis
Provide benefits to same sex domestic partners................Invariably AGAINST
Forgive LD Debt...............................................Case-By-Case Basis
Report on Affirmative-Action and/or EEO Programs..............Invariably FOR
Report on Affordable Housing..................................Invariably FOR
Withdraw from Tobacco Business................................Invariably FOR
Report on Cigarette Marketing Practices.......................Invariably FOR
Report on Emissions, Hazardous Materials Toxic Waste et al....Case-By-Case Basis
Report on Nuclear Plant(s)....................................Case-By-Case Basis
Scrap/Convert Nuclear Plant(s)................................Case-By-Case Basis
Endorse CERES Principles......................................Invariably FOR
Shun Weapons Contracts........................................Case-By-Case Basis
Report on Weapons Contracts...................................Invariably FOR
Report on Economic Conversion.................................Usually FOR
Report on Animal Testing......................................Usually FOR
Report on Affordable Housing..................................Usually FOR
Report on Genetically Engineered Food.........................Usually FOR
Report on Charitable Contributions............................Usually FOR
Report on Pornography Activities..............................Invariably FOR
Disclose Contraceptive Effects................................Invariably FOR

            ANTI-SHARK REPELLENT MEASURES. As noted above, the Funds believe "Shark Repellents" generally diminish the potential for investment returns.

Guidelines:

Elect All Directors Annually..................................Invariably FOR
Reduce Supermajority Requirements.............................Invariably FOR
Inform Shareholders of Merger Opportunities...................Case-By-Case Basis
Redeem Poison Pill or Put it to a Vote........................Invariably FOR
Bar Greenmail.................................................Usually FOR
Opt out of State Anti-Takeover Laws...........................Usually FOR
Submit Golden Parachute to a Vote.............................Invariably FOR
Purge Charter of Shark Repellents.............................Invariably FOR
Put Private Placements to a Vote..............................Invariably FOR
Revise Vote Counting Procedures...............................Case-By-Case Basis
Put Blank-Check Preferred to a Vote...........................Invariably FOR

CONFLICTS OF INTEREST
---------------------

            In the event that there is a conflict of interest with regard to a proxy vote, that specific vote would be brought to the attention of the Audit Committee. The Audit Committee would then direct the vote on that matter.

PROXY VOTING RECORDS
--------------------

            Beginning in August  2004,  the Company will be required to disclose annually the Funds' complete proxy voting records on new Form N-PX. The first filing of Form N-PX will cover the period from July 1, 2003 through June 30, 2004, and will be filed no later than August 31, 2004. Once filed, Form N-PX will be available upon request. The Form N-PX of the Funds will also be available on the Securities and Exchange Commission's website at http://www.sec.gov.

                                 SHARE OWNERSHIP

            As of March 31, 2004 the officers and directors of the Fund as a group owned less than 1.0% of the outstanding shares of each Fund. At March 31, 2004, The Catholic Foundation, 5310 Harvest Hill Road, Suite 248, Dallas, Texas 75230, owned 3,160,006 shares (71.1% of the outstanding) of the Fixed Income Fund, of which 974,704 shares (21.9%) were owned as trustee and 2,185,302 shares (49.2%) were beneficially owned; 2,009,785 shares (50.5% of the outstanding) of the Value Fund, of which 1,073,057 shares (27.0%) were owned as trustee and 936,729 shares (23.5%) were beneficially owned; 1,406,464 shares (32.9% of the outstanding) of the Growth Fund, of which 604,293 shares (14.1%) were owned as trustee and 802,171 shares (18.8%) were beneficially owned; and 879,372 shares (66.1% of the outstanding) of the Small-Cap Fund, of which 196,066 shares (14.7%) were owned as trustee and 683,307 shares (51.4%) were beneficially owned. The Lay Employees of the Roman Catholic Diocese of Dallas 403(b)(7) Plan, P.O. Box 190507, Dallas, Texas 75219, owned 311,860 shares (7.0% of the outstanding) of the Fixed Income Fund, 423,588 shares (10.92% of the outstanding) of the Value Fund and 464,866 shares (10.87% of the outstanding) of the Growth Fund. Charles Schwab & Co., Inc., 101 Montgomery Street, San
Francisco, California 94104-4122, owned 374,014 shares (8.74% of the outstanding) of the Growth Fund. No other person owns of record or beneficially 5% or more of the outstanding shares of any Fund. By virtue of its stock ownership, The Catholic Foundation, a Texas non-profit corporation, is deemed to "control," as that term is defined in the Investment Company Act of 1940, the Fixed Income Fund, the Value Fund, the Small-Cap Fund and the Company. By virtue of its share ownership, The Catholic Foundation has the power without the vote of any other shareholders to:

            o     elect the entire Board of Directors of the Company; and

            o approve all matters for which the shareholders of the Funds vote in the aggregate and all matters for which the shareholders of the Fixed Income Fund, the Value Fund and the Small-Cap Fund vote separately.

            The following table sets forth the dollar range of equity securities beneficially owned by each director in the Fixed Income Fund, in the Value Fund, in the Growth Fund and in the Small-Cap Fund as of December 31, 2003:

                       DOLLAR RANGE          DOLLAR RANGE        DOLLAR RANGE        DOLLAR RANGE           AGGREGATE DOLLAR
                       OF EQUITY             OF EQUITY           OF EQUITY           OF EQUITY              RANGE OF EQUITY
                       SECURITIES IN THE     SECURITIES IN THE   SECURITIES IN THE   SECURITIES IN THE      SECURITIES
NAME OF DIRECTOR       FIXED INCOME FUND     VALUE FUND          GROWTH FUND         SMALL-CAP FUND         IN ALL FUNDS*
----------------       -----------------     ----------          -----------         --------------         -------------
DISINTERESTED PERSONS

Charles Clark, Jr.     None                  $10,001-$50,000     $1-$10,000          None                   $10,001-$50,000

Michael Corboy         $1-$10,000            $1-$10,000          $1-$10,000          $1-$10,000             $10,001-$50,000

Levy Curry             None                  $1-$10,000          None                None                   $1-$10,000

Sister Imelda          None                  None                None                None                   None

Gonzalez,CDP

Thomas Marquez         None                  None                $10,001-$50,000     None                   $10,001-$50,000

John L. Strauss        None                  $1-$10,000          $1-$10,000          None                   $10,001-$50,000

----------------
* The Funds form a "Family of  Investment  Companies" as defined in the 1940 Act and are the only funds in the Family of Investment
Companies.

            INVESTMENT ADVISER, PORTFOLIO MANAGERS AND ADMINISTRATOR

            The Board of Directors of the Company supervises the management, activities and affairs of the Funds and has approved contracts with the following business organizations to provide, among other services, day-to-day management required by the Funds.

            INVESTMENT ADVISER. The investment adviser to the Funds is Aquinas Investment Advisers, Inc., 5310 Harvest Hill Road, Suite 248, Dallas, Texas 75230 (the "Adviser"). The Adviser is a wholly-owned subsidiary of The Catholic Foundation and was organized to become the investment adviser to the Funds. Pursuant to investment advisory agreements entered into between each of the Funds and the Adviser (the "Management Agreements"), the Adviser provides consulting, investment and administrative services to the Funds. For its services to the Funds, the Adviser receives a monthly fee based on the average daily net assets of each Fund at the annual rate of 0.60% for the Fixed Income Fund, 1.00% for the Value Fund, 1.00% for the Growth Fund and 1.25% for the Small-Cap Fund. The specific investments for each Fund are made by portfolio managers selected for the Funds by the Adviser. The Adviser pays the fees of each portfolio manager. The Adviser (i) provides or oversees the provision of all general management and administration, investment advisory and portfolio management, and distribution services for the Funds; (ii) provides the Funds with office space, equipment and personnel necessary to operate and administer the Funds' business, and to supervise provision of services by third parties such as the portfolio managers and custodian; (iii) develops the investment programs, selects portfolio managers, allocates assets among portfolio managers and monitors the portfolio managers' investment programs and results; and (iv) is authorized to select or hire portfolio managers to select individual portfolio securities held in the Funds. The Adviser bears the expenses it incurs in providing these services as well as the costs of preparing and distributing explanatory materials concerning the Funds. The Adviser also provides asset management consulting services-including the objective-setting and asset-allocation technology, and portfolio manager research and evaluation assistance.

            The Funds pay all of their own expenses, including, without limitation, the cost of preparing and printing their registration statements required under the Securities Act of 1933 and the 1940 Act and any amendments thereto, the expense of registering their shares with the Securities and Exchange Commission and in the various states, the printing and distribution costs of prospectuses mailed to existing investors, reports to investors, reports to government authorities and proxy statements, fees paid to directors who are not interested persons of the Adviser, interest charges, taxes, legal expenses, association membership dues, auditing services, insurance premiums, brokerage commissions and expenses in connection with portfolio transactions, fees and expenses of the custodian of the Funds' assets, printing and mailing expenses and charges and expenses of dividend disbursing agents, accounting services agents, registrars and stock transfer agents.

            The Adviser has undertaken to waive its advisory fees with respect to each of the Funds to the extent that the aggregate annual operating expenses, including the investment advisory fee and the administration fee but excluding interest, taxes, brokerage commissions and other costs incurred in connection with the purchase or sale of portfolio securities, and extraordinary items, exceeded that percentage of the average net assets of the Fund for such year, as determined by valuations made as of the close of each business day of the year, which is the most restrictive percentage provided by the state laws of the various states in which the shares of the Funds are qualified for sale. As of the date of this Statement of Additional Information, the shares of the Funds are not qualified for sale in any state which imposes an expense limitation. Additionally, the Adviser voluntarily has agreed (a) to reimburse the Value Fund and the Growth Fund to the extent aggregate annual operating expenses as described above exceed 1.60% of the average daily net assets of such Fund; (b) to reimburse the Fixed Income Fund to the extent aggregate annual operating expenses as described above exceed 1.05%% of the average daily net assets of such Fund; and (c) to reimburse the Small Cap Fund to the extent aggregate annual operating expenses as described above exceed 1.95% of the average daily net assets of such Fund. The Adviser may voluntarily continue to waive all or a portion of the advisory fees otherwise payable by the Funds. Such a waiver may be terminated at any time in the Adviser's discretion. Each Fund monitors its expense ratio on a monthly basis. If the accrued amount of the expenses of the Fund exceeds the expense limitation, the Fund creates an account receivable from the Adviser for the amount of such excess. In such a situation the monthly payment of the Adviser's fee is reduced by the amount of such excess, subject to adjustment month by month during the balance of the Fund's fiscal year if accrued expenses thereafter fall below this limit.

            For the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001, the fees paid to the Adviser for management and investment advisory services were $187,154 (net of waivers of $92,461), $235,692 (net of waivers of $56,150) and $239,825 (net of waivers of $41,621), respectively, for the Fixed Income Fund; $328,153 (net of waivers of $33,518), $369,239 (net of waivers of $17,975), and $487,159, respectively, for the Value Fund; $482,706 (net of waivers of $44,060), $525,933 (net of waivers of $22,690) and $622,112, respectively, for the Growth Fund; and $12,776 (net of waivers of $64,321), $16,475 (net of waivers of $55,036) and $23,382 (net of waivers of $51,343), respectively, for the Small-Cap Fund.

            Each Management Agreement will remain in effect as long as its continuance is specifically approved at least annually (i) by the Board of Directors of the Company or by the vote of a majority (as defined in the 1940
Act) of the outstanding shares of the applicable Fund, and (ii) by the vote of a majority of the directors of the Company who are not parties to the Management Agreement or interested persons of the Adviser, cast in person at a meeting called for the purpose of voting on such approval. Each Management Agreement provides that it may be terminated at any time without the payment of any penalty, by the Board of Directors of the Company or by vote of the majority of the applicable Fund's shareholders on sixty (60) days' written notice to the Adviser, and by the Adviser on the same notice to the Fund, and that it shall be automatically terminated if it is assigned.

            In approving the existing Management Agreements, the Board of Directors considered a number of factors, including, but not limited to, the following:

            o the Board considered the nature and quality of the services offered by the Adviser and is satisfied with such services.

            o the Board considered the compensation payable to the Adviser and determined that it is reasonable.

            o the Board considered the Adviser's personnel, operations and financial condition and concluded that the Adviser is sufficiently situated to provide the services required under the Management Agreements.

            o the Board considered the Adviser's portfolio management, monitoring and evaluation and determined that such management and supervision is adequate.

            o the Board considered the Funds' performance and each . Fund's expense ratio.

            Based upon its review, the Board concluded that the Adviser had the capabilities, resources and personnel necessary to manage the Funds effectively and monitor and evaluate the portfolio manager. Further, the Board concluded that based on the services the Adviser would be required to render under the investment advisory agreements, that the compensation to be paid to the Adviser was fair and reasonable. Thus, the Board of Directors concluded that it would be in the best interests of the Funds to continue the investment advisory agreements with the Adviser.

            None of the directors who are Disinterested Persons, or any members of their immediate family, own shares of the Adviser or companies, other than registered investment companies, controlled by or under common control with the Adviser.

            PORTFOLIO MANAGERS. Each portfolio manager makes specific portfolio investments for that segment of the assets of a Fund under its management in accordance with the particular Fund's investment objective and the portfolio manager's investment approach and strategies.

            Portfolio managers are employed or terminated by the Adviser subject to prior approval by the Board of Directors of the Company. The Funds and the Adviser have obtained an order of exemption from the SEC that permits the Adviser to enter into and materially amend portfolio management agreements with nonaffiliated portfolio managers without obtaining shareholder approval. The Funds will notify shareholders of any change in portfolio managers. Selection and retention criteria for portfolio managers include (i) their historical performance records; (ii) an investment approach that is distinct in relation to the approaches of each of the Funds' other portfolio managers; (iii) consistent performance in the context of the markets and preservation of capital in declining markets; (iv) organizational stability and reputation; (v) the quality and depth of investment personnel; and (vi) the ability of the portfolio manager to apply its approach consistently. Each portfolio manager will not necessarily exhibit all of the criteria to the same degree. Portfolio managers are paid by the Adviser (not the Funds).

            In general, the policy of the Adviser with respect to each Fund is to allocate assets based on a number of factors, including the performance of the portfolio managers.. Ordinarily, assets will not be allocated away from a portfolio manager whose performance is less than that of the other portfolio managers of the Fund. The assets of each Fund are reallocated at least quarterly but may be reallocated more frequently at the discretion of the Adviser depending on cash flow and the evaluation of each portfolio manager's performance. A portfolio manager may purchase a particular security for the Fund at the same time another portfolio manager is selling the same security for the Fund.

            The portfolio managers' activities are subject to general supervision by the Adviser and the Board of Directors of the Company. Although the Adviser and Board do not evaluate the investment merits of the portfolio managers' specific securities selections, they do review the performance of each portfolio manager relative to the selection criteria.

            ATLANTIC ASSET MANAGEMENT, L.L.C. ("AAM") is a portfolio manager for the Fixed Income Fund. AAM is controlled by Ronald Sellars. For its services to the Fixed Income Fund, AAM receives a fee computed daily and payable monthly, paid by the Adviser (not the Fixed Income Fund) determined by multiplying the average daily net assets of the Fixed Income Fund under the management of the AAM during the month by 1/12 of the Performance Fee Rate. The Performance Fee Rate is determined by applying the formula set forth below; provided, however, that the Performance Fee Rate may never be lower than 0.10% and may never be greater than 0.50%.

            Performance Fee Rate = 0.30% + (0.20 x Excess Return)

            "Excess Return" is equal to AAM's Total Return less the Benchmark Total Return for the twelve month period beginning on the first day of the eleventh month prior to the month for which the Performance Fee Rate is calculated and ending on the last day of such month (e.g. the Performance Fee Rate for January, 2004 is based on total returns for the period beginning January 1, 2003 and ending December 31, 2003). The Benchmark Total Return is the total return of the Lehman Brothers Aggregate Bond Index and AAM's Total Return is the total return of the assets under its management less the Fixed Income Fund's expense ratio (before Adviser reimbursements) for the twelve month period. AAM's Total Return is adjusted on a time-weighted basis for any assets added to or withdrawn from the assets under its management.

            The total return for the Lehman Brothers Aggregate Bond Index is the change in the level of the Lehman Brothers Aggregate Bond Index during the measuring period. The total return of the assets under AAM's management is the change in value of such assets plus any interest paid or accrued on such assets less brokerage commissions paid on the acquisition or disposition of such assets during the measuring period. The value of the assets under AAM's management is based on the prices used in calculating the Fixed Income Fund's net asset value.

            The following table sets forth the performance fee rate given various performance assumptions:

                             FEE RATE         EXCESS RETURN
                             --------         -------------

                              0.50%          200 basis points
                              0.50%          100 basis points
                              0.40%           50 basis points
                              0.30%            0 basis points
                              0.20%          -50 basis points
                              0.10%         -100 basis points
                              0.10%         -200 basis points


            INCOME RESEARCH & MANAGEMENT, INC. ("IRM") serves as a portfolio manager to the Fixed Income Fund. IRM is controlled by John A. Sommers. For its services to the Fixed Income Fund, the Adviser (not the Fixed Income Fund) pays IRM a fee, computed daily and payable monthly, at the following annual rate based on average daily net assets under its management:

   ASSETS                                                             FEE RATE
   ------                                                             --------

0 to $10 million..................................................  0.400%
$10 million to $20 million........................................  0.300%
$20 million to $60 million........................................  0.250%
$60 million to $100 million.......................................  0.200%
Over $100 million.................................................  0.150%

            VALENZUELA CAPITAL PARTNERS LLC ("Valenzuela") is a portfolio manager for the Value Fund. Valenzuela is controlled by Thomas M. Valenzuela. For its services to the Funds, the Adviser (not the Value Fund) pays Valenzuela a fee, computed daily and payable monthly, equal to 0.315% per annum of the average daily net assets under its management.

            IRIDIAN ASSET MANAGEMENT LLC ("Iridian") serves as a portfolio manager for the Value Fund. Iridian is controlled by BIAM (US), Inc., a subsidiary of The Governor and Company of the Bank of Ireland. For its services to the Value Fund, the Adviser (not the Value Fund) pays Iridian a fee, computed daily and payable monthly, equal to 0.5% of the average daily net assets under its management.

            JOHN MCSTAY INVESTMENT COUNSEL, L.L.C. ("JMIC") is a portfolio manager for the Growth Fund and the Small-Cap Fund. American International Group, Inc. directly or indirectly through its affiliates owns a majority interest in JMIC. For services to the Funds, the Adviser (not the Funds) pays JMIC a fee, computed daily and payable monthly, equal to 0.80% and 0.90% of the average daily net assets of the Growth Fund and the Small-Cap Fund, respectively, under its management.

            SIRACH CAPITAL MANAGEMENT, INC. ("Sirach") is a portfolio manager for the Growth Fund. Sirach is an indirect wholly-owned subsidiary of Old
Mutual, plc, a public limited company based in the United Kingdom. For its services to the Growth Fund, the Adviser (not the Growth Fund) pays Sirach a fee, computed daily and payable monthly, at the following annual rate based on average daily net assets under its management:

   ASSETS                                                          FEE RATE
   ------                                                          --------
0 million to $30 million..........................................  0.500%
$30 million to $50 million........................................  0.350%
Over $50 million..................................................  0.250%

            ADMINISTRATOR. Pursuant to an Administration and Fund Accounting Agreement (the "Administration Agreement"), UMB Fund Services, Inc. (formerly Sunstone Financial Group, Inc.) (the "Administrator"), 803 West Michigan Street, Suite A, Milwaukee, Wisconsin 53233, calculates the daily net asset value of the Funds, prepares and files all federal income and excise tax returns and state income tax returns (other than those required to be made by the Funds' custodian or the transfer agent), oversees the Funds' insurance relationships, participates in the preparation of the Funds' registration statement, proxy statements and reports, prepares compliance filings relating to the registration of the securities of the Funds pursuant to state securities laws, compiles data for and prepares notices to the Securities and Exchange Commission, prepares the financial statements for the annual and semi-annual reports to the Securities and Exchange Commission and current investors, monitors the Funds' expense accruals and performs securities valuations, monitors the Funds' status as a registered investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and monitors compliance with the Funds' investment policies and restrictions, from time to time, and generally assists in the Funds' administrative operations. The Administrator, at its own expense and without reimbursement from the Funds, furnishes office space and all necessary office facilities, equipment, supplies and clerical and executive personnel for performing the services required to be performed by it under the Administration Agreement. For the foregoing, the Administrator receives from the Funds a fee, computed daily and payable monthly, based on the Funds' aggregate average net assets at the annual rate of 0.23 of 1% on the first $50 million of average net assets, 0.20 of 1% on the next $50 million of average net assets, 0.10 of 1% of the next $150 million, and 0.075 of 1% on average net assets in excess of $250 million, subject to an annual aggregate minimum of $185,000, plus out-of-pocket expenses. For the fiscal years ended December 31, 2003, December 31, 2002, and December 31, 2001, the fees paid to the Administrator were $84,448, $86,464 and $79,844, respectively, for the Fixed Income Fund; $65,537, $68,811 and $82,921, respectively, for the Value Fund; $95,453, $97,501 and $105,849, respectively, for the Growth Fund; and $11,176, $10,169 and $10,175, respectively, for the Small-Cap Fund.

            The Administration Agreement will remain in effect until terminated. The Administration Agreement may be terminated with respect to any one or more particular Funds without penalty upon mutual consent of the Company and the Administrator or by either party upon not less than 60 days' written notice to the other party.

            The Management Agreements, agreements with the portfolio managers and the Administration Agreement provide that the Adviser, the portfolio managers and the Administrator, as the case may be, shall not be liable to the Funds or their shareholders for anything other than willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties. The Management Agreements, agreements with the portfolio managers and the Administration Agreement also provide that the Adviser, the portfolio managers and the Administrator, as the case may be, and their officers, directors and employees may engage in other businesses, devote time and attention to any other business whether of a similar or dissimilar nature, and render services to others.

                          CUSTODIAN AND TRANSFER AGENT

            UMB Bank, n.a. ("UMB"), P.O. Box 419226, Kansas City, Missouri 64141, acts as custodian for the Funds. As such, UMB holds all securities and cash of the Funds, delivers and receives payment for securities sold, receives and pays for securities purchased, collects income from investments and performs other duties, all as directed by officers of the Funds. UMB does not exercise any supervisory function over the management of the Funds, the purchase and sale of securities or the payment of distributions to shareholders.

            DST  Systems,   Inc.,  P.O.  Box  219533,   Kansas  City,  Missouri,
64121-9533, acts as the Funds' transfer agent and dividend disbursing agent.

                        ALLOCATION OF PORTFOLIO BROKERAGE

            The Funds' securities trading and brokerage policies and procedures are reviewed by and subject to the supervision of the Company's Board of Directors. Decisions to buy and sell securities for the Funds are made by the portfolio managers subject to review by the Adviser and the Company's Board of Directors. In placing purchase and sale orders for portfolio securities for a

Fund, it is the policy of the portfolio managers to seek the best execution of orders at the most favorable price in light of the overall quality of brokerage and research services provided, as described in this and the following paragraph. Many of these transactions involve payment of a brokerage commission by a Fund. In some cases, transactions are with firms who act as principals for their own accounts. In selecting brokers to effect portfolio transactions, the determination of what is expected to result in best execution at the most favorable price involves a number of largely judgmental considerations. Among these are the portfolio manager's evaluation of the broker's efficiency in executing and clearing transactions, block trading capability (including the broker's willingness to position securities) and the broker's reputation, financial strength and stability. The most favorable price to a Fund means the best net price without regard to the mix between purchase or sale price and commission, if any. Over-the-counter securities may be purchased and sold directly with principal market makers who retain the difference in their cost in the security and its selling price (i.e. "markups" when the market maker sells a security and "markdowns" when the market maker buys a security). In some instances, the portfolio managers may determine that better prices are available from non-principal market makers who are paid commissions directly. A Fund may place portfolio orders with broker-dealers who recommend the purchase of Fund shares to clients (if the portfolio managers believe the commissions and transaction quality are comparable to that available from other brokers) and may allocate portfolio brokerage on that basis.

            In allocating brokerage business for a Fund, the portfolio managers also take into consideration the research, analytical, statistical and other information and services provided by the broker, such as general economic reports and information, computer hardware and software, market quotations, reports or analyses of particular companies or industry groups, market timing and technical information, and the availability of the brokerage firm's analysts for consultation. While the portfolio managers believe these services have substantial value, they are considered supplemental to their own efforts in the performance of their duties. Other clients of the portfolio managers may indirectly benefit from the availability of these services to the portfolio managers, and the Fund may indirectly benefit from services available to the portfolio managers as a result of transactions for other clients. Each of the portfolio managers may cause a Fund to pay a broker which provides brokerage and research services to the portfolio manager a commission for effecting a securities transaction in excess of the amount another broker would have charged for effecting the transaction, if the portfolio manager determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the executing broker viewed in terms of either the particular transaction or the portfolio manager's overall responsibilities with respect to the Fund and the other accounts as to which he exercises investment discretion.

            For the fiscal year ended December 31, 2003, the Value Fund paid brokerage commissions of $70,416 on total transactions of $51,364,566; the Growth Fund paid brokerage commissions of $172,264 on total transactions of $106,647,389; and the Small-Cap Fund paid brokerage commissions of $39,879 on total transactions of $18,533,532. For the fiscal year ended December 31, 2002, the Value Fund paid brokerage commissions of $50,883 on total transactions of $34,777,586; the Growth Fund paid brokerage commissions of $146,727 on total transactions of $100,882,257; and the Small-Cap Fund paid brokerage commissions of $25,966 on total transactions of $13,385,123. For the fiscal year ended December 31, 2001, the Value Fund paid brokerage commissions of $84,226 on total transactions of $64,630,406; the Growth Fund paid brokerage commissions of $114,883 on total transactions of $89,351,827; and the Small-Cap Fund paid brokerage commissions of $13,472 on total transactions of $7,908,737. The Fixed Income Fund did not pay any brokerage commissions during the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001.

            During the fiscal year ended December 31, 2003, the Value Fund paid brokerage commissions of $23,855 on transactions of $18,434,338 to brokers who provided research; the Growth Fund paid brokerage commissions of $70,241 on transactions of $44,224,497 to brokers who provided research; and the Small-Cap Fund paid brokerage commissions of $10,663 on transactions of $5,778,084 to brokers who provided research. The Fixed Income Fund paid no brokerage commissions to brokers who provided research during the fiscal year ended December 31, 2003.

            Any  commission,  fee or  other  remuneration  paid  by a Fund  to a broker-dealer affiliated with a portfolio manager will be in compliance with procedures adopted in accordance with Rule 17e-1 under the Investment Company Act of 1940. The Funds do not expect that a significant portion of any Fund's total brokerage business will be effected with broker-dealers affiliated with portfolio managers. However, a portfolio manager may effect portfolio transactions for the segments of a Fund's portfolio assigned to it with a broker-dealer affiliated with the portfolio manager, as well as with broker-dealers affiliated with other portfolio managers. No such fees were paid to affiliated broker-dealers for the fiscal years ended December 31, 2003, 2002 and 2001.

                                      TAXES

            Each Fund intends to qualify annually for and elect tax treatment applicable to a regulated investment company under Subchapter M of the Code. The discussion that follows is not intended to be a complete discussion of present or proposed federal income tax laws or the effect of such laws on an investor. Investors are urged to consult with their respective tax advisers for a complete review of the tax ramifications of an investment in a Fund.

            If a Fund fails to qualify as a regulated investment company under Subchapter M in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such the Fund would be required to pay income taxes on its net investment income and net realized capital gains, if any, at the rates generally applicable to corporations. Shareholders of a Fund that did not qualify as a regulated investment company under Subchapter M would not be liable for income tax on the Fund's net investment income or net realized capital gains in their individual capacities. Distributions to shareholders, whether from the Fund's net investment income or net realized capital gains, would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund.

            Dividends from a Fund's net investment income, including short-term capital gains, are taxable to shareholders as ordinary income (although a portion of such dividends may be taxable to investors at the lower rate applicable to dividend income), while distributions of net long-term capital gain are taxable as long-term capital gain regardless of the shareholder's holding period for the shares. Such dividends and distributions are taxable to shareholders whether received in cash or in additional shares. A portion of the Funds' income distributions may be eligible for the 70% dividends-received deduction for domestic corporate shareholders.

            At December 31, 2003, the Value, Growth and Small-Cap Funds had accumulated capital loss carryforwards of $8,534,114, $10,384,119 and $1,892,639, respectively, of which $2,931,247, $0 and $0, respectively, expire in the year 2008; $189,469, $3,221,868 and $420,029, respectively, expire in the year 2009; $3,545,510, $5,269,689 and $1,472,610, respectively, expire in the year 2010; and $1,867,888, $1,892,562 and $0, respectively, expire in the year 2011. To the extent that the Funds realize future net capital gains, those gains will be offset by any unused capital loss carryforward.

            Any dividend or capital gain distribution paid shortly after a purchase of shares of a Fund will have the effect of reducing the per share net asset value of such shares by the amount of the dividend or distribution. Furthermore, if the net asset value of the shares of such Fund immediately after a dividend or distribution is less than the cost of such shares to the investor, the dividend or distribution will be taxable to the investor even though it results in a return of capital to him.

            Redemption of shares will generally result in a capital gain or loss for income tax purposes. Such capital gain or loss will be long term or short term, depending upon the shareholders' holding period for the shares. However, if a loss is realized on shares held for six months or less, and the investor received a capital gain distribution during that period, then such loss is treated as a long-term capital loss to the extent of the capital gain distribution received.

            Investors may also be subject to state and local taxes.

            Each Fund may be required to withhold and remit to the IRS federal income tax at the rate set forth in applicable IRS Rules and Regulations ("backup withholding") from dividend payments and redemption and exchange proceeds if an investor fails to furnish the Fund with his social security number or other tax identification number or fails to certify under penalty of perjury that such number is correct or that he is not subject to backup withholding due to the underreporting of income. The certification form is included as part of the share purchase application and should be completed when the account is opened.

                                CAPITAL STRUCTURE

            The Funds constitute a single corporation (the Company) that was organized as a Maryland corporation on October 20, 1993. The Company's authorized capital consists of a single class of 500,000,000 shares of Common Stock, $0.0001 par value. The Common Stock is divisible into an unlimited number of "series," each of which is a separate Fund. Each share of a Fund represents an equal proportionate interest in that Fund. Shareholders are entitled: (i) to one vote per full share of Common Stock; (ii) to such distributions as may be legally declared by the Company's Board of Directors; and (iii) upon liquidation, to share in the assets available for distribution. There are no conversion or sinking fund provisions applicable to the shares, and shareholders have no preemptive rights and may not cumulate their votes in the election of directors. Consequently the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect the entire Board of Directors, and in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors. Unless it is required by the Investment Company Act of 1940, it will not be necessary for the Funds to hold annual meetings of shareholders. As a result, shareholders may not consider each year the election of directors or the appointment of auditors. The Company, however, has adopted provisions in its Bylaws for the removal of directors by the shareholders. See "Shareholder Meetings."

            Shares of Common Stock are redeemable and are transferable. All shares issued and sold by the Funds will be fully paid and nonassessable. Fractional shares of Common Stock entitle the holder to the same rights as whole shares of Common Stock. The Funds will not issue certificates evidencing shares of Common Stock purchased. Instead, a shareholder's account will be credited with the number of shares purchased, relieving the shareholder of responsibility for safekeeping of certificates and the need to deliver them upon redemption. The transfer agent will issue written confirmations for all purchases of Common Stock.

            The Board of Directors may classify or reclassify any unissued shares of the Funds and may designate or redesignate the name of any outstanding class of shares of the Funds. As a general matter, shares are voted in the aggregate and not by class, except where class voting would be required by Maryland law or the Investment Company Act of 1940 (e.g., a change in investment policy or approval of an investment advisory agreement). All consideration received from the sale of shares of any class of the Funds' shares, together with all income, earnings, profits and proceeds thereof, would belong to that class and would be charged with the liabilities in respect of that class and of that class's share of the general liabilities of the Funds in the proportion that the total net assets of the class bear to the total net assets of all classes of the Funds' shares. The net asset value of a share of any class would be based on the assets belonging to that class less the liabilities charged to that class, and dividends could be paid on shares of any class of Common Stock only out of lawfully available assets belonging to that class. In the event of liquidation or dissolution of the Funds, the holders of each class would be entitled, out of the assets of the Funds available for distribution, to the assets belonging to that class.

                              SHAREHOLDER MEETINGS

            The Maryland General Corporation Law permits registered investment companies, such as the Company, to operate without an annual meeting of shareholders under specified circumstances if an annual meeting is not required by the 1940 Act. The Company has adopted the appropriate provisions in its Bylaws and may, at its discretion, not hold an annual meeting in any year in which the election of directors is not required to be acted on by shareholders under said Act.

            The Company's Bylaws also contain procedures for the removal of directors by its shareholders. At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

            Upon the written request of the holders of shares entitled to not less than ten percent (10%) of all the votes entitled to be cast at such meeting, the Secretary of the Company shall promptly call a special meeting of shareholders for the purpose of voting upon the question of removal of any director. Whenever ten or more shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least one percent (1%) of the total outstanding shares, whichever is less, shall apply to the Company's Secretary in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting as described above and accompanied by a form of communication and request which they wish to transmit, the Secretary shall within five business days after such application either: (i) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the Company; or (ii) inform such applicants as to the approximate number of shareholders of record and the approximate cost of mailing to them the proposed communication and form of request.

            If the  Secretary  elects to follow the course  specified  in clause
(ii) of the last sentence of the preceding paragraph, the Secretary, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books unless within five business days after such tender the Secretary shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Board of Directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

            After opportunity for hearing upon the objections specified in the written statement so filed, the Securities and Exchange Commission may, and if demanded by the Board of Directors or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the Securities and Exchange Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Securities and Exchange Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Secretary shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

                             PERFORMANCE INFORMATION

            From time to time, the Funds may advertise several types of performance information. The Funds may advertise "yield," "average annual total return," "average annual total return (before and after taxes)" "total return" and "cumulative total return." The Funds may occasionally cite statistics to reflect volatility or risk. Each of these figures is based upon historical results and is not necessarily representative of the future performance of the Funds.

                           AVERAGE ANNUAL TOTAL RETURN

            Average annual total return and total return figures measure both the net investment income generated by, and the effect of any realized and unrealized appreciation or depreciation of, the underlying investments in a Fund for the stated period, assuming the reinvestment of all dividends. Thus, these figures reflect the change in the value of an investment in a Fund during a specific period. Average annual total return will be quoted for at least the one, five and ten year periods ending on a recent calendar quarter (or if such periods have not elapsed, at the end of the shorter period corresponding to the life of the Fund). Average annual total return figures are annualized and, therefore, represent the average annual percentage change over the period in question. Total return figures are not annualized and represent the aggregate percentage or dollar value change over the period in question. Cumulative total return reflects a Fund's performance over a stated period of time.

            Each Fund's average annual total return (before taxes) figures are computed in accordance with the standardized method prescribed by the Securities and Exchange Commission by determining the average annual compounded rates of return over the periods indicated, that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                 P(1 + T)n = ERV

Where:      P       =   a hypothetical initial payment of $1,000
            T       =   average annual total return
            n       =   number of years
            ERV     =   ending  redeemable  value (before taxes) at the
                        end  of the  period  of a  hypothetical  $1,000
                        payment made at the beginning of such period

This calculation (i) assumes all dividends and distributions are reinvested at net asset value or the appropriate reinvestment dates as described in the Prospectus, and (ii) deducts all recurring fees, such as advisory fees, charged as expenses to all investor accounts.

            Total return is the cumulative rate of investment growth which assumes that income dividends and capital gains are reinvested. It is determined by assuming a hypothetical investment at the net asset value at the beginning of the period, adding in the reinvestment of all income dividends and capital gains, calculating the ending value of the investment at the net asset value as of the end of the specified time period, subtracting the amount of the original investment, and dividing this amount by the amount of the original investment. This calculated amount is then expressed as a percentage by multiplying by 100.

           AVERAGE ANNUAL TOTAL RETURN (AFTER TAXES ON DISTRIBUTIONS)*

            The average annual total return (after taxes on distributions) is computed by finding the average annual compounded rates of return over the specified periods that would equate the initial amount invested to the ending value, according to the following formula:

                                 P(1+T)n = ATVD

            Where:

            P    =    a hypothetical initial payment of $1,000

            T    =    average annual total return (after taxes on distributions)

            n    =    number of years

            ATVD = ending value of a hypothetical $1,000 payment made at the beginning of such periods after taxes on Fund distributions, but not after taxes on redemption.

  AVERAGE ANNUAL TOTAL RETURNS (AFTER TAXES ON DISTRIBUTIONS AND REDEMPTIONS)*

            The average annual total returns (after taxes on distribution and redemptions) is computed by finding the average annual compounded rates of return over the specified periods that would equate the initial amount invested to the ending value, according to the following formula:

                                 P(1+T)n = ATVDR

            Where:

            P  =      a hypothetical initial investment of $1,000

            T  =      average and annual total return (after taxes on
                      distributions and redemptions)

            n  =      number of years

            ATVDR = ending value of a hypothetical $1,000 payment made at the beginning of such periods after taxes on Fund distributions and redemptions

            -------------

            *  NOTE:  For  purposes  of the  computations  of  "after  taxes  on distributions" and "after taxes on distributions and redemptions," all distributions will be considered reinvested and taxes on distributions will be calculated using the highest individual marginal federal income tax rates in effect on the reinvestment date(s). State, local and federal alternative minimum taxes will be disregarded, and the effect of phase outs of certain exemptions, deductions and credits at various levels will be also disregarded. Tax rates may vary over the performance measurement period. The tax rates on distributions will correspond to the tax character of the distributions (e.g. dividend income rate for dividend income distributions, ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gain distributions, long-term capital gain rate for long-term capital gain distributions). Capital gains taxes on redemption will be calculated using the highest applicable federal individual capital gains tax rate(s) in effect on the redemption date for gains of the appropriate character and will separately track the basis and holding period for the initial investment and each subsequent purchase through reinvested dividends and distributions. For purposes of the computation of "after taxes on distributions and redemptions" the tax benefit from capital losses, if any, resulting form the redemption will be added to the ending redeemable value.

            The Fixed Income Fund's yield is computed in accordance with a standardized method prescribed by the rules of the Securities and Exchange Commission. Under that method, the current yield quotation for the Fixed Income Fund is based on a one month or 30-day period. Yield is an annualized figure, which means that it is assumed that the Fund generates the same level of net investment income over a one-year period. Net investment income is assumed to be compounded semiannually when it is annualized.

            The Fixed Income Fund's yield is computed by dividing the net investment income per share earned during the 30-day or one month period by the maximum offering price per share on the last day of the period, according to the following formula:

                                       6
                        YIELD=2[(a-b+1) -1]
                                 ---
                                 cd

      Where     a  =    dividends and interest earned during the period.
                b  =    expenses accrued for the period (net of reimbursements).
                c  =    the average daily number of shares  outstanding  during
                        the period that were entitled to receive dividends.
                d  =    the  maximum  offering  price  per  share  on the  last
                        day of the period.

            Yield fluctuations may reflect changes in the Fixed Income Fund's net income, and portfolio changes resulting from net purchases or net redemptions of the Fixed Income Fund's shares may affect the yield. Accordingly, the Fixed Income Fund's yield may vary from day to day, and the yield stated for a particular past period is not necessarily representative of its future yield. The Fixed Income Fund's yield is not guaranteed and its principal is not insured.

            In reports or other communications to investors and in advertising material, the Funds may compare their performance to the Consumer Price Index, the Dow Jones Industrial Average, the Standard & Poor's 500 Composite Stock Index, the Lehman Brothers Aggregate Bond Index, the Lehman Brothers Intermediate Government/Credit Bond Index, the Lehman Brothers Government/Credit Bond Index, the Russell 1000 Index, the Russell 2000 Index, the Russell 3000 Index and the Russell 1000 Value Index, and to the performance of mutual fund indexes as reported by Lipper, Inc. ("Lipper"), CDA Investment Technologies, Inc. ("CDA"), or Morningstar, Inc. ("Morningstar"), three widely recognized independent mutual fund reporting services. Lipper, CDA and Morningstar performance calculations include reinvestment of all capital gain and income dividends for the periods covered by the calculations. The Consumer Price Index is generally considered to be a measure of inflation. The Dow Jones Industrial

Average, the Standard & Poor's 500 Stock Index, the Russell 1000 Index, the Russell 2000 Index, the Russell 3000 Index and the Russell 1000 Value Index are unmanaged indices of common stocks which are considered to be generally representative of the United States stock market or segments thereof. The market prices and yields of these stocks will fluctuate. The securities represented in the Lehman Brothers Intermediate Government/Credit Bond Index and Government/Credit Bond Index include fixed-rate U.S. Treasury, U.S. Government agency and U.S. corporate debt and dollar-denominated debt of certain foreign, sovereign or supranational entities. The Funds also may quote performance information from publications such as INC., THE WALL STREET JOURNAL, MONEY MAGAZINE, FORBES, BARRON'S, CHICAGO TRIBUNE AND USA TODAY.

                        DESCRIPTION OF SECURITIES RATINGS

            The Fixed Income Fund may invest in bonds and debentures assigned one of the four highest ratings by at least one of the following: Standard & Poor's Corporation ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps, Inc. or Fitch IBCA, Inc. ("Fitch"). As also set forth therein, each Fund may invest in commercial paper and commercial paper master notes rated A-2 or better by Standard & Poor's or Prime-2 or better by Moody's. A brief description of the ratings symbols and their meanings follows.

            STANDARD & POOR'S DEBT RATINGS. A Standard & Poor's corporate or municipal debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers or lessees.

            The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

            The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. Standard & Poor's does not perform any audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other circumstances.

            The ratings are based, in varying degrees, on the following considerations:

            I. Likelihood of default - capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

            II.   Nature of and provisions of the obligation;

            III. Protection afforded by, and relative position of the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights;

            AAA - Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

            AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

            A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in the higher rated categories.

            BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debts in this category than in higher rated categories.

            BB, B, CCC, CC, C - Debt rated BB, B, CCC, CC and C is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

            MOODY'S BOND RATINGS.

            Aaa - Bonds which are rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

            Aa - Bonds which are Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

            A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

            Baa - Bonds which are rated Baa are considered to be medium-grade obligations (I.E., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

            Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes Bonds in this class.

            B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

            Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

            Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

            C - Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

            Moody's bond rating symbols may contain numerical modifiers of a generic rating classification. The modifier 1 indicates that the company ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the company ranks in the lower end of its generic rating category.

            FITCH IBCA, INC. BOND RATINGS. The Fitch Bond Rating provides a guide to investors in determining the investment risk associated with a particular security. The rating represents its assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner. Fitch bond ratings are not recommendations to buy, sell or hold securities since they incorporate no information on market price or yield relative to other debt instruments.

            The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the record of the issuer and of any guarantor, as well as the political and economic environment that might affect the future financial strength and credit quality of the issuer.

            Bonds which have the same rating are of similar but not necessarily identical investment quality since the limited number of rating categories cannot fully reflect small differences in the degree of risk. Moreover, the character of the risk factor varies from industry and between corporate, health care and municipal obligations.

            In assessing credit risk, Fitch IBCA, Inc. relies on current information furnished by the issuer and/or guarantor and other sources which it considers reliable. Fitch does not perform an audit of the financial statements used in assigning a rating.

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

            Ratings may be changed, withdrawn or suspended at any time to reflect changes in the financial condition of the issuer, the status of the issue relative to other debt of the issuer, or any other circumstances that Fitch considers to have a material effect on the credit of the obligor.

            AAA rated bonds are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.
            AA rated bonds are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal, while very strong, is somewhat less than for AAA rated securities or more subject to possible change over the term of the issue.
            A rated bonds are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.
            BBB rated bonds are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to weaken this ability than bonds with higher ratings.

            DUFF & PHELPS, INC. LONG-TERM RATINGS. These ratings represent a summary opinion of the issuer's long-term fundamental quality. Rating determination is based on qualitative and quantitative factors which may vary according to the basic economic and financial characteristics of each industry and each issuer. Important considerations are vulnerability to economic cycles as well as risks related to such factors as competition, government action, regulation, technological obsolescence, demand shifts, cost structure, and management depth and expertise. The projected viability of the obligor at the trough of the cycle is a critical determination.

            Each rating also takes into account the legal form of security (E.G., first mortgage bonds, subordinated debt, preferred stock, etc.). The extent of rating dispersion among the various classes of securities is determined by several factors including relative weightings of the different security classes in the capital structure, the overall credit strength of the issuer and the nature of covenant protection. Review of indenture restrictions is important to the analysis of a company's operating and financial constraints.

            The Credit Rating Committee formally reviews all ratings once per quarter (more frequently, if necessary).

AAA Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

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

AA High credit quality. Protection factors are strong. Risk is modest, but may vary slightly from time to time because of economic conditions

A Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

BBB Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

            STANDARD & POOR'S COMMERCIAL PAPER RATINGS. A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:

            A-1. This highest category indicates that the degree of safety regarding timely payment is strong. Those issuers determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

            A-2. Capacity for timely payment on issues with this designation is satisfactory. However the relative degree of safety is not as high as for issuers designed "A-1".

            A-3. Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designation.

            MOODY'S SHORT-TERM DEBT RATINGS. Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year. Obligations relying upon support mechanisms such as letters-of-credit and bonds of indemnity are excluded unless explicitly rated.

            Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

            Prime-1.  Issuers rated Prime-1 (or supporting  institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

      -     Leading market positions in well-established industries.

      -     High rates of return on funds employed.

      - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

      - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

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

      - Well-established access to a range of financial markets and assured sources of alternate liquidity.

            Prime-2. Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

            Prime-3. Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

            FITCH IBCA, INC. SHORT-TERM RATINGS. Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes and municipal and investment notes. Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis on the existence of liquidity necessary to meet the issuer's obligations in a timely manner. Relative strength or weakness of the degree of assurance for timely payment determine whether the issuer's short-term debt is rated Fitch-1, Fitch-2 or Fitch-3.

            DUFF & PHELPS, INC. SHORT-TERM RATINGS. Duff & Phelps' short-term ratings are consistent with the rating criteria utilized by money market participants. The ratings apply to all obligations with maturities of under one year, including commercial paper, the uninsured portion of certificates of deposit, unsecured bank loans, master notes, bankers acceptances, irrevocable letters of credit and current maturities of long-term debt. Asset-backed commercial paper is also rated according to this scale.

            Emphasis is placed on liquidity which is defined as not only cash from operations, but also access to alternative sources of funds including trade credit, bank lines and the capital markets. An important consideration is the level of an obligor's reliance on short-term funds on an ongoing basis. Relative differences in these factors determine whether the issuer's short-term debt is rated Duff 1, Duff 2 or Duff 3.

                              INDEPENDENT AUDITORS

            Deloitte & Touche LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, serves as the independent auditors for the Funds. As such Deloitte & Touche LLP performs an audit of each Fund's financial statements and considers the Funds' internal control.



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